Exhibit 10.9

BIOSIG TECHNOLOGIES, INC.
12424 Wilshire Blvd, Suite 745
Los Angeles, CA 90025

April 12, 2013

Investors listed on signature page hereto

Re: Securities Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of February 6, 2013 (the “Securities Purchase Agreement”), by and among BioSig Technologies, Inc., a Delaware corporation (the “Company”), and certain purchasers identified on the signature pages thereto, including the investors listed on the signature page hereto (the “Investors”) as such Securities Purchase Agreement may be amended from time to time.  All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Securities Purchase Agreement, unless otherwise defined herein.

Amendments may be made to the Securities Purchase Agreement by written instrument signed by the Company and the Purchasers holding at least 67% in interest of the Securities outstanding, which Purchasers must include Alpha Capital Anstalt (“Alpha”). By signature and countersignature below, the Company and the Investors agree to the following:

1)
Pursuant to Sections 2.1(a) and 5.1 of the Securities Purchase Agreement, the Termination Date shall be extended from April 1, 2013 to May 31, 2013 and all references to April 1, 2013 in the Securities Purchase Agreement shall be changed to May 31, 2013.

2)
Each of the letter agreements between the Company and Alpha and the Company and Brio Capital Master Fund Ltd. (“Brio”), each dated February 6, 2013, shall be null and void and of no further force or effect.  From the date hereof until the one year anniversary of the Effective Date, for a purchase price of $1,000 per unit, with each unit consisting of one share of Preferred Stock and a Warrant to purchase 479 shares of Common Stock (each, a “Unit”), (i) Alpha shall have an option to purchase up to 375 Units, and (ii) Brio shall have an option to purchase up to 75 Units, in each case pursuant to the terms of the Securities Purchase Agreement.

Except as modified pursuant hereto, no other changes or modifications to the Securities Purchase Agreement are intended or implied and in all other respects the Securities Purchase Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Letter Agreement and the Securities Purchase Agreement, the terms of this Letter Agreement shall control. The Securities Purchase Agreement and this Letter Agreement shall be read and construed as one agreement.

[Signature Page Follows]

[Signature Page to Side Letter]

Very truly yours,

BioSig Technologies, Inc.

By:     /s/ Kenneth Londoner
Name:  Kenneth Londoner
Title:  Chief Executive Officer

Acknowledged and Agreed:

Name of Investor:	Names of Investors (if held jointly, as tenants in common, or as community property):

By:______________________________	By: __________________________
Name: Title:	Name: Title:

By: __________________________
Name: Title: